Exhibit 99.1

Porter Bancorp, Inc. Holds Annual Meeting of Shareholders

Shareholders Elect Eight Directors

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 25, 2016--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its shareholders elected eight directors, approved a non-binding advisory vote on the compensation of the company’s executives, approved a proposal to authorize our board of directors to effect, at its discretion, a reverse stock split, and approved the 2016 Omnibus Equity Compensation Plan.

In comments made at the meeting, John T. Taylor, President and CEO of Porter Bancorp, Inc., stated, “I would like to thank our shareholders and directors for their continued support. The Company continues to make meaningful progress by returning recently to profitability, reducing non-performing assets, and completing a common equity capital raise just last month. We remain focused on building value as we continue lowering the company’s risk profile and delivering quality banking products and services to our customers throughout the Commonwealth of Kentucky.”

At the meeting, shareholders elected the following as directors to serve for a one-year term:

  W. Glenn Hogan – Chairman of Porter Bancorp, Inc. and CEO of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, KY
  Michael T. Levy – President of Muirfield Insurance LLC of Kentucky, a Lexington, KY based insurance brokerage firm
  James M. Parsons – Chief Financial Officer of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, KY
  Bradford T. Ray – Retired Chairman and CEO of Steel Technologies, Inc., a steel processor
  N. Marc Satterthwaite – Vice President, Chief of Staff for Brown-Forman Corporation, a diversified producer of fine quality consumer products
  Dr. Edmond J. Seifried – Principal Seifried & Brew LLC, a community bank education center in Bethlehem, Pennsylvania, and Professor Emeritus at Lafayette College in Easton, Pennsylvania
  John T. Taylor – President and CEO of Porter Bancorp, and President and CEO of PBI Bank
  W. Kirk Wycoff – Managing Member of Patriot Financial Partners, L.P., a private equity fund focused on investing in community banks, thrifts and other financial service related companies

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer